Exhibit 10.6
EIGHTH AMENDMENT TO CREDIT AGREEMENT
     THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of December 18, 2010, by and among BUCKEYE PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), the Subsidiaries of the Borrower that are parties hereto (the “Guarantors”), the Lenders (as defined below) that are parties hereto, and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).
WITNESSETH:
     WHEREAS, the Borrower, the several banks and other financial institutions party thereto (collectively, the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of November 13, 2006 (as amended, supplemented and modified from time to time and in effect immediately prior to the date hereof, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement as amended hereby), pursuant to which the Lenders have made certain financial accommodations available to the Borrower; and
     WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders executing this Amendment are willing to do so;
     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Guarantors, the Lenders executing this Amendment and the Administrative Agent agree as follows:
     1. Amendments to SECTION 1.01 (“Certain Defined Terms”).
          (a) Amended Defined Terms.
          (i) The definition of the defined term “Debt” set forth in Section 1.01 of the Credit Agreement is amended by replacing clause (xi) in its entirety with the following: “(xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock (provided that, for the avoidance of doubt, the equity interests of FR Borco Coop Holdings, L.P. shall not constitute Debt pursuant to this clause (xi) merely because of the existence of the Vopak Put Right);”.
          (ii) Section 1.01 of the Credit Agreement is hereby amended by replacing the following defined terms in their entirety with the following defined terms.
     “Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any other Person in which such Person or any of its Consolidated Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to such Person or to a

Consolidated Subsidiary of such Person, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any other Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (v) the cumulative effect of a change in accounting principles resulting in any gains or losses attributable to write-ups or write-downs of assets or liabilities. Notwithstanding clause (ii) above, the Consolidated Net Income attributable to the Bahamas Group shall not be excluded from Consolidated Net Income by virtue of such clause (ii), except that during any period starting with the 30th day after the applicable Governmental Authority has disapproved of the payment of a dividend or similar distribution intended to be made by the Bahamas Group after the consummation of the Bahamas Acquisition (assuming such disapproval has not been withdrawn, reversed or superseded by an approval of such payment on or prior to such 30th day), and ending on the earlier of (A) the date that such disapproval has been withdrawn, reversed or superseded by an approval of such payment and (B) the date that the payment of another dividend or similar distribution by the Bahamas Group has been approved by the applicable Governmental Authority, the Consolidated Net Income attributable to the Bahamas Group, unless otherwise agreed to by the Required Lenders, shall be reduced immediately and in full, which reduction shall be effective until such period has concluded (it being understood that the Required Lenders may agree to reductions only in part or pursuant to a schedule).
     “Funded Debt” shall mean for any Person, Debt of such Person and its Consolidated Subsidiaries (other than the type described in subsection (xiii) of the definition of Debt), less all obligations of such Person and its Consolidated Subsidiaries to pay the deferred purchase price of Property or services obtained in the ordinary course of business, in each case as determined on a consolidated basis in accordance with GAAP; provided, however, that for the purposes of calculating the Funded Debt Ratio, Funded Debt will exclude (to the extent otherwise included in Funded Debt) (i) an amount of Hybrid Securities not to exceed 15% of Consolidated Total Capitalization, (ii) the lesser of (a) 90% of the value of the Hedged Eligible Inventory of the Marketing Entities plus 70% of the outstanding accounts receivable of the Marketing Entities (so long as such accounts receivable have no more than 30-day terms and are not more than 30 days past due), or (b) the amount outstanding under the Marketing Loans, (iii) performance bonds issued by, and letter of credit reimbursement obligations incurred by, any Marketing Entities (and guarantees thereof by the Borrower) with respect to fuel tax liabilities of the Marketing Entities and obligations of the Marketing Entities under product purchase and/or supply agreements, in an aggregate amount not to exceed $50,000,000, (iv) Intermediate Loans in an aggregate amount not to exceed $5,000,000 and (v) the principal amount of the Bahamas Senior Notes (so long as 100% of the net proceeds of the Bahamas Senior Notes are held by the Borrower in cash or investments permitted under Sections 9.03(c) through (f) and such proceeds are not subject to any liens other than those permitted under sections (ii), (iv), (v), (vi), (xi) and (xii) of the definition of Excepted Liens) until the earliest of (a) repayment in full of the Bahamas Senior Notes, (b) consummation of the Bahamas Acquisition or (c) 120 days after the initial issuance of the Bahamas Senior Notes.
     (b) New Defined Terms. Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in the appropriate alphabetical order:

     “Bahamas Acquisition” shall mean the direct or indirect acquisition of all or a majority of the equity interests in FR Borco Coop Holdings, L.P. by the Borrower and/or its Restricted Subsidiaries.
     “Bahamas Group” shall mean Baproven Ltd. and its Subsidiaries.
     “Bahamas Senior Notes” shall mean senior notes to be issued in an aggregate principal amount up to $850,000,000 the net proceeds of which are intended to be used to finance a portion of the Bahamas Acquisition.
     “Bridge Loan Documents” shall mean the credit agreement and related documents governing the Bridge Loan Facility.
     “Bridge Loan Facility” shall mean a senior unsecured term loan bridge facility, if any, to be provided by a syndicate of lenders to Borrower to finance all or a portion of the Bahamas Acquisition.
     “Unitholder Agreement” shall mean that certain Unitholders and Operating Agreement, dated as of April 29, 2008 among FR Borco Coop Holdings, L.P., FR Borco Coop Holdings GP Limited, FR Borco Topco, L.P., Vopak Bahamas B.V. and Bahamas Oil Refining Company International Limited, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Vopak Put Right” shall mean the right, pursuant to and under the circumstances described in the Unitholder Agreement, of Vopak Bahamas B.V. to require the purchase of all its limited partnership interests in FR Borco Coop Holdings, L.P. by either FR Borco Topco, L.P. or, at FR Borco Topco, L.P.’s election, FR Borco Coop Holdings, L.P.
     2. Amendment to SECTION 9.02 (“Liens”). (a) Section 9.02(g) of the Credit Agreement is hereby amended by deleting the word “and” at the end thereof; (b) Section 9.02(h) of the Credit Agreement is hereby amended by deleting the period at the end thereof and replacing it with “; and”; and (c) Section 9.02(i) is hereby added to Section 9.02 of the Credit Agreement as follows:
     “(i) Liens deemed to exist by reason of any encumbrance or restriction with respect to equity interests of FR Borco Coop Holdings, L.P. pursuant to the Unitholder Agreement.”
     3. Amendment to SECTION 9.06 (“Nature of Business”). Section 9.06 of the Credit Agreement is hereby amended by adding to the end thereof, the following: “provided, that the provisions of this Section 9.06 shall not prohibit dissolutions of Restricted Subsidiaries (i) reasonably to be determined by the Borrower to be in its best interests, which in any event, could not reasonably be expected to result in a Material Adverse Effect or (ii) consummated in connection with transactions otherwise permitted by Section 9.08”.
     4. Amendment to SECTION 9.07 (“Restrictive Agreements”). Section 9.07 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
     SECTION 9.07. Restrictive Agreements.
The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon the ability of any such Restricted Subsidiary to (i) declare or pay dividends or distributions to holders of its equity interests, (ii) make or repay loans or advances to the Borrower or any other Restricted Subsidiary, to guarantee Debt of the Borrower or any other such Restricted Subsidiary or (iii) transfer any of its property or assets to the Borrower or any such Restricted Subsidiary; provided, that the foregoing shall not apply (A) to restrictions or conditions imposed by law, this Agreement or any other Loan Document, the Note Agreements, the Indenture (in the case of the Note Agreements and the Indenture, as in effect on the date hereof), any Hybrid Securities, the Bridge Loan Documents (solely resulting from the Bridge Loan Documents containing provisions or restrictions substantially similar to provisions or restrictions contained in this Agreement), the Unitholder Agreement, or to the extent such restrictions or conditions apply only to the Marketing Entities, the Marketing Loan Documents, and (B) customary restrictions and conditions contained in agreements relating to the sale of any Restricted Subsidiary of the Borrower pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is sold and such sale is permitted hereunder.
     5. Amendments to SECTION 9.08 (“Mergers, Etc.”). Section 9.08 of the Credit Agreement is hereby amended by (a) deleting the word “such” in the fifth line of such Section and replacing it with the word “a”; and (b) deleting the words “or any Guarantor” before the period at the end thereof and replacing them with “, any Guarantor or, in the case of any Restricted Subsidiary that is not a Guarantor, any Restricted Subsidiary”.
     6. Amendment to SECTION 9.17 (“Partnership Agreements”). Section 9.17 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
     SECTION 9.17. Partnership Agreements and Unitholder Agreement.
Without the prior written consent of the Required Lenders, the Borrower shall not amend the Borrower Partnership Agreement, the General Partner LLC Agreement or the Unitholder Agreement in any manner that would be materially adverse to the interests of the Lenders or could otherwise reasonably be expected to have a Material Adverse Effect.
     7. Effectiveness of Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that (i) this Amendment as it pertains to (a) amendments of the defined term “Funded Debt”, (b) the addition of the defined terms “Bahamas Acquisition” and “Bahamas Senior Notes,” (c) amendments to Section 9.06 of the Credit Agreement, and (d) amendments to Section 9.08 of the Credit Agreement shall not become effective, and the Borrower shall have no rights under this Amendment until the Administrative Agent shall have received (A) reimbursement or payment of its costs and expenses incurred in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto and (B) executed counterparts of this Amendment from the Borrower, the Guarantors and the Required Lenders and (ii) the remaining portions of Sections 1 through 4 of this Amendment shall not become effective, and the Borrower shall have no rights under such portions of this Amendment until the conditions set forth in clause (i) above shall have been satisfied and the Bahamas Acquisition shall have been consummated.
     8. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, each of the Borrower, the General Partner and the Guarantors (collectively, the “Loan Parties”) hereby represents and warrants to the Lenders and the Administrative Agent that:

     (a) The execution and delivery by such Loan Party of this Amendment and the performance of this Amendment and the Credit Agreement as amended hereby (i) are within such Loan Party’s power and authority; (ii) have been duly authorized by all necessary partnership, limited liability company, partner and/or member action; (iii) are not in contravention of any provision of such Loan Party’s certificate of formation, certificate of partnership, partnership agreement, operating agreement or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Loan Party or any of its Subsidiaries is a party or by which such Loan Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Loan Party or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other Person;
     (b) This Amendment has been duly executed and delivered for the benefit of or on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws of general application relating to or affecting creditors’ rights and general principles of equity; and
     (c) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.
     9. Reaffirmations and Acknowledgments.
     Each Guarantor consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratifies and confirms the terms of its Guaranty with respect to the Debt now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any Debt of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, its Guaranty (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranties.
     10. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.
     11. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

     12. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.
     13. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
     14. Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.
     15. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.
     16. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER: BUCKEYE PARTNERS, L.P.
By:	Buckeye GP LLC, its general partner

By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Vice President and General Counsel

GUARANTORS: BUCKEYE PIPE LINE COMPANY, L.P.
By:	MAINLINE L.P. its General Partner

By:	MAINLINE GP, INC. its General Partner

By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Vice President and General Counsel

BUCKEYE PIPE LINE HOLDINGS, L.P.
By:	MAINLINE L.P. its General Partner

By:	MAINLINE GP, INC. its General Partner

By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Vice President and General Counsel

[Signature Page to Eighth Amendment to Credit Agreement]

BUCKEYE GULF COAST HOLDINGS I, LLC
By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Vice President and General Counsel

BUCKEYE GULF COAST HOLDINGS II, LLC
By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Vice President and General Counsel

BUCKEYE GULF COAST PIPE LINES, L.P.
By:	BUCKEYE GULF COAST HOLDINGS I, LLC its General Partner

By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Vice President and General Counsel

BUCKEYE TERMINALS, LLC
By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Vice President and General Counsel

NORCO PIPE LINE COMPANY, LLC
By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Vice President and General Counsel

Signature Page to Eighth Amendment to Credit Agreement

EVERGLADES PIPE LINE COMPANY, L.P.
By:	MAINLINE L.P. its General Partner

By: MAINLINE GP, INC. its General Partner

By	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Vice President and General Counsel

WOOD RIVER PIPE LINES LLC
By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Vice President and General Counsel

BUCKEYE PIPE LINE TRANSPORTATION LLC
By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Vice President and General Counsel

BUCKEYE TEXAS PIPE LINE COMPANY, L.P.
By:	BUCKEYE GULF COAST HOLDINGS I, LLC its General Partner

By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Vice President and General Counsel

FERRYSBURG TERMINAL, LLC
By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Vice President and General Counsel

Signature Page to Eighth Amendment to Credit Agreement

LENDERS: SUNTRUST BANK as Administrative Agent and Lender
By:	/s/ Carmen Malizia.
	Name:	Carmen Malizia
	Title:	Vice President

Signature Page to Eighth Amendment to Credit Agreement

BANK OF AMERICA, N.A., SUCCESSOR BY MERGER TO MERRILL LYNCH BANK USA
By:	/s/ William W. Stevenson
	Name:	William W. Stevenson
	Title:	Vice President

Signature Page to Eighth Amendment to Credit Agreement

BNP PARIBAS
By:	/s/ Larry Robinson
	Name:	Larry Robinson
	Title:	Director

By:	/s/ J. Christopher Lyons
	Name:	J. Christopher Lyons
	Title:	Managing Director

Signature Page to Eighth Amendment to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH
By:	/s/ Phillippe Sandmeier
	Name:	Philippe Sandmeier
	Title:	Managing Director

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

Signature Page to Eighth Amendment to Credit Agreement

THE ROYAL BANK OF SCOTLAND plc
By:	/s/ Brian D. Williams
	Name:	Brian D. Williams
	Title:	Vice President

Signature Page to Eighth Amendment to Credit Agreement

WELLS FARGO BANK, N.A.
By:	/s/ Christian Faith
	Name:	Christian Faith
	Title:	Director

Signature Page to Eighth Amendment to Credit Agreement